QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 8 to the Registration Statement on Form S-1 (the "Registration Statement") of CombiMatrix Corporation (the "Company") of our report dated March 25, 2013, relating to our audit of the Company's consolidated financial statements as of December 31, 2012 and 2011, and for each of the years then ended, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which report includes an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California
December 13, 2013

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM